                                                       PRIVILEGED & CONFIDENTIAL
                                                           ATTORNEY WORK PRODUCT
                                                       -------------------------

Filed by the  Registrant [X]
Filed by a Party other than the  Registrant [X]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy  Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              The Eastern Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X]   No fee required.
         [_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
               and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

                  --------------------------------------------------------------
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                              THE EASTERN COMPANY

                               112 Bridge Street

                                 P.O. Box 460

                           Naugatuck, CT 06770-0460

                              -------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                March 26, 1997

                              -------------------


      The Annual Meeting of stockholders of The Eastern Company ("Eastern" or the "Company") will be held on March 26, 1997 at 9:30 a.m., local time, at The Naugatuck Elks Lodge, 758 Rubber Avenue, Naugatuck, Connecticut 06770, for the following purposes:

      1.  To elect three directors.
      2. To approve the appointment by the Board of Directors of Ernst & Young LLP as independent auditors to audit the consolidated financial statements for the current fiscal year.
      3.  To approve the adoption of a Directors Fee Program.
      4.  To act upon a stockholder proposal, if properly presented.
      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed February 28, 1997 as the record date for the determination of common stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed white proxy card promptly.

      All stockholders are cordially invited to attend the meeting, and management looks forward to seeing you there.

                                 By order of the Board of Directors,


                                       Donald E. Whitmore, Jr.
                                              Secretary

February 28, 1997

                                PROXY STATEMENT

                                      of

                              THE EASTERN COMPANY

                    for the Annual Meeting of Stockholders
                         To Be Held on March 26, 1997

      This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Eastern Company ("Eastern" or the "Company") for use at the 1997 Annual Meeting of Stockholders and at any adjournment thereof. This proxy statement is first being furnished to stockholders on or about February 28, 1997.


          GENERAL INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

      The Board has fixed the close of business on February 28, 1997 as the record date ("Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 2,809,284 outstanding shares of Eastern common stock ("Common Shares") with each Common Share entitled to one vote.

      The presence, in person or by proxy, of holders of a majority of the voting power of the Common Shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

      Shares represented by Eastern's proxy card will be voted at the Annual Meeting, either in accordance with the directions indicated on the proxy card, or, if no directions are indicated, in accordance with the recommendations of the Board contained in this Proxy Statement and on the form of proxy. If a proxy is signed and returned without specifying choices, the Common Shares represented thereby will be voted (1) FOR the proposal to elect Messrs. Imset, Sweet and Tuttle to the Board of Directors, (2) FOR the appointment of independent auditors, (3) FOR the adoption of a Directors Fee Program, and (4) AGAINST the stockholder proposal described in this Proxy Statement.

      A shareholder may revoke the appointment of a proxy by making a later appointment or by giving notice of revocation to Georgeson & Company Inc., P.O. Box 260, New York, NY 10008-02605 ("Georgeson"). Attendance at the Annual Meeting does not in itself revoke the appointment of a proxy; however, it may be revoked by giving notice in open meeting. A revocation made during the Annual Meeting after the polls have been closed will not affect the previously taken vote.

Solicitation of Proxies

      In addition to solicitation by mail, the Company may solicit proxies in person, by telephone or otherwise. The Company will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of Common Shares.

      The Company has retained Georgeson and approximately 20 of its employees to assist in connection with the solicitation, for an estimated fee of $25,000, plus reimbursement of out-of-pocket expenses. The Company anticipates that approximately one employee of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the Company's financial advisor, may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are Eastern shareholders for the purpose of assisting in the solicitation of proxies for the Annual Meeting. DLJ will not receive any fee for or in connection with such solicitation activities apart from the fees which it is otherwise entitled to receive as financial advisor to the Company.

Voting at the Annual Meeting

      A plurality of the votes duly cast is required for the election of directors. Each of the other matters to be acted upon at the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

      Under Connecticut law, an abstaining vote is considered to be present but is not deemed to be a vote cast. As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or the other matters to be acted on at the Annual Meeting, each of which requires the approval of a majority of the votes cast, and therefore do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" and shares as to which a shareholder abstains are included for purposes of determining whether a quorum is present at the Annual Meeting.

      Questions concerning the voting of your shares at the Annual Meeting should be directed to Georgeson & Company Inc., the Company's proxy solicitor, at 1-800-223-2064. You can also contact Georgeson on the Internet at World Wide Web http//www.georgeson.com.

      The Board of Directors recommends voting:

         FOR the election of Messrs. Imset, Sweet and Tuttle as directors. FOR the appointment of Ernst & Young LLP as independent auditors. FOR the adoption of The Eastern Company Directors Fee Program. AGAINST the stockholder proposal described in this Proxy Statement.

                                  Item No. 1

                             ELECTION OF DIRECTORS

      At the meeting, three directors will be elected to serve for three-year terms which expire in 2000 and until their successors are elected and qualified. Ole K. Imset, Stedman G. Sweet and Donald S. Tuttle, III, current directors whose terms expire in 1997, are nominees for election at the meeting.

      The Company has been notified that MMI Investments L.L.C. ("MMI") intends to nominate three directors for election at the Annual Meeting. Certain information supplied to the Company concerning the MMI nominees is set forth in Annex A to this Proxy Statement.

      Unless otherwise specified in your proxy, the persons with power of substitution named in the proxy card will vote your shares FOR the Company's nominees named below. If any such nominees are unable or unwilling to accept nomination, the proxies will be voted for the election of such other persons as may be recommended by the Nominating Committee of the Board of Directors. The Board of Directors, however, has no reason to believe that any of the Company's nominees will be unavailable for election at the Annual Meeting. Approval of this resolution requires the affirmative vote of a plurality of the votes duly cast by the shares represented at the meeting which are entitled to vote on the matter.

      The Board of Directors recommends a vote FOR the election of Messrs. Imset, Sweet and Tuttle as directors.

      The biographical information set forth below with respect to each director's present principal occupation, business and other affiliations, and beneficial ownership of equity securities of the Company has been furnished by the director. Unless otherwise indicated, each director has been employed in the principal occupation or employment listed for at least the past five years.

            COMPANY NOMINEES FOR ELECTION AT THE 1997 ANNUAL MEETING
                     FOR A THREE-YEAR TERM EXPIRING IN 2000

                                                                                            Common
                                                                                             Stock
                                                                                          Beneficially
Name, Age and Positions         Principal Occupation                                       Owned as of     Percentage
  Presently Held with           During Past Five Years:                    Director        February 28,        of
     The Company                Other Directorships                         Since             1997            Class
     -----------                -------------------                         -----             ----            -----
  Ole K. Imset, 61              Director of Manufacturing                    1991            11,658            .4%
   Director                     Allen Bradley
                                Rockwell International
                                Manchester, New Hampshire

*=Stedman G. Sweet, 60          President and Chief Executive                1976            80,994           2.8%
   Director, President and      Officer of the Company
   Chief Executive Officer       Director:
   of the Company                  Hubbard Hall, Inc.

 #Donald S. Tuttle III, 48      Account Executive and Vice President,        1988            13,063            .5%
   Director                     Paine Webber, Middlebury, CT

                             CONTINUING DIRECTORS
                           (TERMS TO EXPIRE IN 1998)

                                                                                            Common
                                                                                             Stock
                                                                                          Beneficially
  Name, Age and Positions             Principal Occupation                                 Owned as of     Percentage
    Presently Held with               During Past Five Years:               Director       February 28,        of
       The Company                    Other Directorships                    Since            1997           Class
       -----------                    -------------------                    -----            ----           -----
 *+=Charles W. Henry, 47              Partner                                 1989            17,086           .6%
      Director                        Kernan & Henry
                                      Waterbury, CT

    Donald E. Whitmore, Jr., 61       Vice President, Treasurer and           1980            38,376          1.3%
      Director and Vice President,    Secretary of the Company
      Treasurer and Secretary of
      the Company

                             CONTINUING DIRECTORS
                           (TERMS TO EXPIRE IN 1999)


                                                                                            Common
                                                                                             Stock
                                                                                          Beneficially
  Name, Age and Positions             Principal Occupation                                 Owned as of     Percentage
    Presently Held with               During Past Five Years:               Director       February 28,        of
       The Company                    Other Directorships                    Since            1997           Class
       -----------                    -------------------                    -----            ----           -----
    #John W. Everets, 50              Chairman of H.P.S.C. Inc.              1993           11,463             .4%
      Director                        Boston, MA
                                      (Financial Services)
                                      Chairman and Co-Owner
                                      Richardson Co. Inc. 1990-1993
                                       Director:
                                        H.P.S.C. Inc.
                                        Crown/Northcorp Inc.
                                        Dairymart

*#+=Leonard F. Leganza, 66            Financial and Business Consultant      1981           14,638             .5%
      Director                        Farmington, CT

 *+=Russell G. McMillen, 78           Chairman of the Company                1959          108,642            3.8%
      Director                        (until April 24, 1996)

 *+=David C. Robinson, 54             President of The Robinson Company,     1990           22,386             .8%
      Director                        Waterbury, CT
                                       Director:
                                        Engineered Sinterings and
                                        Plastics Inc.


   * Members of the Executive Committee
   # Members of the Audit Committee
   + Members of the Compensation Committee
   = Members of the Nominating Committee

                                  Item No. 2

                      APPOINTMENT OF INDEPENDENT AUDITORS

      Audit services of Ernst & Young LLP for the fiscal year ending December 28, 1996 included an audit of the consolidated financial statements of the Company and its subsidiaries; assistance and consultations in connection with filing the Form 10-K annual report with the Securities and Exchange Commission; consultation on financial accounting and reporting matters; and meeting with the Audit Committee.

      All audit services provided by Ernst & Young LLP in 1996, which were similar to the audit services provided in prior years, were approved in advance of the work being performed.

      The Board of Directors desires to continue the services of this firm for the current fiscal year. Accordingly, the management will recommend at the meeting that the stockholders approve the appointment by the Board of Directors of the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company and its subsidiaries for the current year.

      The proposal to appoint Ernst & Young LLP as independent auditors will be approved if at the Annual Meeting at which a quorum is present, the votes cast in favor of the proposal exceed the votes cast opposing the proposal.

      Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to speak as well as respond to questions.

      The Board of Directors recommends a vote FOR the appointment of Ernst & Young LLP as independent auditors.

                                  Item No. 3

                       ADOPTION OF DIRECTORS FEE PROGRAM

      Subject to shareholder approval, the Board of Directors on October 9, 1996 adopted The Eastern Company Directors Fee Program (the "Program"). The Program provides that the annual retainer fees and meeting fees for each non-employee member of the Board of Directors of the Company will be paid in Common Shares rather than in cash.

      The Board of Directors of the Company believes the growth and success of the Company can be enhanced by the proper use of stock-based compensation for non-employee directors in order to permit them to acquire an increased interest in the Common Shares of the Company and thus further align the interests of directors and shareholders. As a result, the non-employee directors of the Company will have an increased proprietary interest in the Company's business, will be encouraged to remain as directors of the Company, and will have an increased interest in the Company's future success and progress.

      If the Program is approved by the shareholders at the Annual Meeting, it will become effective as of its date of adoption by the Board of Directors with respect to directors' fees payable on or after October 1, 1996.

      On February 24, 1997, the fair market value of the Common Shares was $13.875 per share. As of that date, seven non-employee directors of the Company were eligible to participate in the Program.

Description of the Program
--------------------------

      As of the last day of each calendar year quarter, the Company will issue to each non-employee director a number of Common Shares determined by dividing:
(a) the directors' fees payable to the director for services performed from the date of the last previous issuance of Common Shares under the Program to the last day of the calendar year quarter; by (b) the fair market value of the Common Shares as of the last day of the calendar year quarter. However, the Board of Directors (or a committee of at least two non-employee directors) can elect to issue Common Shares as of any meeting date. In such an event, the number of shares to be issued will be determined by dividing: (a) the directors' fees payable to the director for services performed from the date of the last previous issuance of Common Shares under the Program to the date of such meeting; by (b) the fair market value of the Common Shares as of the date of such meeting.

      The Company will not issue fractional shares under the Program. Rather, fractional shares will be carried over and valued as of the next date of issuance of Common Shares under the Program. The value of the fractional shares will be added to the directors' fees payable as of that date, and will be issued in Common Shares.

      Common Shares issued under the Program will be fully vested and will not be subject to any restrictions (other than applicable restrictions under the securities laws).

      The Company will issue certificates representing the Common Shares issued under the Program. Once a certificate is issued, the non-employee director will be entitled to vote the Common Shares and to receive dividends declared on such shares.

      The Program is effective as of October 9, 1996 (the date of its adoption by the Board of Directors) with respect to directors' fees payable on or after October 1, 1996. However, the Program is subject to the approval of the shareholders of the Company within twelve months of its adoption by the Board of Directors. Prior to the approval of the Program by the shareholders of the Company, all certificates for Common Shares issued under the Program are held in escrow by the Secretary of the Company, along with a blank stock power. If the shareholders approve the Program within the twelve month period, the certificates will be released from escrow and will be delivered to the non-employee directors. However, if the shareholders do not approve the Program, the certificates will be forfeited and returned to the Company. In addition, all cash or stock dividends received by the non-employee directors with respect to the escrowed shares will also have to be returned to the Company.

     The Program will terminate as of any date established by action of the Board of Directors. The Board of Directors can amend or terminate the Program at any time.

      The Secretary of the Company is authorized to take all steps necessary or desirable to carry out the provisions of the Program. Such steps may include, but are not limited to, the issuance of certificates representing Common Shares issued under the Program. However, the Secretary cannot exercise any discretion regarding the administration of the Program, the time or times when Common Shares will be issued under the Program, or the price at which such Common Shares will be issued.

     Section 83(a) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that, if property is transferred to a person in connection with the performance of services, the excess of: (a) the fair market value of the property at the time the property becomes transferable or is not subject to a substantial risk of forfeiture (whichever occurs first); over (b) any amount paid for the property, is included in gross income in the year in which the property is first transferable or not subject to a substantial risk of forfeiture. Since the Common Shares to be issued under the Program will be fully vested upon issuance and will not be subject to any risk of forfeiture, the non-employee directors will be subject to ordinary income tax in the year the stock is issued to them. The amount of income tax will be based on the fair market value of the Common Shares at the time of issuance.

      The foregoing is a brief summary of some of the provisions of The Eastern Company Directors Fee Program and is qualified in its entirety by reference to the text of the Program, a copy of which is attached hereto as Annex B. Reference to such annex should be made for a more complete description of the Program.

      The Program will be approved by the shareholders of the Company if, at the Annual Meeting at which a quorum is present, the votes cast in favor of the Program exceed the votes cast opposing the Program.

      The Board of Directors recommends a vote FOR the adoption of The Eastern Company Directors Fee Program.

                                   Item No. 4

                             STOCKHOLDER PROPOSAL

      Mr. Ernst Ohnell, 260 West Avenue, Stamford, CT, 06902, who is the record owner of 52,050 Common Shares, has notified the Company that he intends to present at the meeting the following proposal:

      "RESOLVED, that the stockholders of The Eastern Company (the "Company") hereby request and recommend that the Board of Directors authorize the immediate retention of an investment banking firm to seek proposals for the sale of the Company to maximize shareholder value."

      Mr. Ohnell has submitted the following supporting statement, dated November 20, 1996:

      "I am the record holder of 52,050 shares of the Company. I believe there is great underlying value in the Company that can be realized if an investment banking firm were hired to seek proposals for the sale of the Company.

      Notwithstanding the Company's strategic plan, the Company's common stock has significantly underperformed the stock market in total return over the past eight years, income from continued operations peaked in 1991 and there has been approximately a 34% drop in employment by the Company since 1988.

      Earlier this year, a stockholder of the Company made an offer, which I supported, to the Company's Board of Directors for an affiliate of such stockholder to acquire by merger all of the outstanding shares of common stock of the Company for $15.00 per share in cash, subject to customary conditions. Even though the stockholder stated in its offer that it would consider improving the offer if evidence of additional value were provided, the Company's Board rejected the offer without even discussing it with the stockholder.

      Consistent with state law and the proxy rules, this proposal is merely a recommendation to the Board and its passage cannot compel action. However, a substantial shareholder vote in favor should, in my opinion, be regarded as a mandate to the Board to develop a program to truly maximize value for shareholders. If a proxy card is returned without voting instructions or marked "abstain", it may be counted against this proposal. Do not let that happen. SEND A STRONG MESSAGE TO MANAGEMENT AND THE BOARD. VOTE "FOR" THE PROPOSAL TO RECOMMEND THAT THE BOARD ENGAGE AN INVESTMENT BANKING FIRM TO SEEK PROPOSALS FOR THE SALE OF THE COMPANY, WHICH IS DESIGNED TO UNLOCK VALUE FOR ALL SHAREHOLDERS."

      Your Board of Directors unanimously recommends a vote AGAINST this stockholder proposal.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS

      The following table sets forth information, as of February 28, 1997 (unless a different date is specified in the notes to the table), with respect to (a) each person known by the Board of Directors of the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Shares, (b) each current director of the Company, (c) each of the Named Officers as (defined herein) and (d) all directors and executive officers of the Company as a group:

                                                             Amount and nature
                                                               of beneficial               Percent of
              Shareholder                                      ownership (a)                class (b)
              -----------                                      -------------                ---------
Bank of Boston Connecticut as trustee under The    (c)            216,854                     7.5%
Eastern Company Pension Plan for Salaried Employees
81 West Main Street
Waterbury, CT  06702

Dimensional Fund Advisors, Inc.    (d)                            220,200                     7.6%
1299 Ocean Avenue
Suite 650
Santa Monica, CA 90401

                                                             Amount and nature
                                                               of beneficial               Percent of
              Shareholder                                      ownership (a)                class (b)
              -----------                                      -------------                ---------
The First National Bank of Boston or one of its nominees          144,383                     5.0%
100 Federal Street
Boston, MA  02110

Millbrook "Group"(e)                                              268,200                     9.3%
Millbrook Capital Management Inc. (e)

     MMI Investments, L.L.C. (e)

     John S. Dyson (e)

     Ernst Ohnell (e)

     B.W. Elliott Manufacturing Co., Inc. (e)

John W. Everets                                                    11,463                       *

Charles W. Henry                                                   17,086                       *

Ole K. Imset                                                       11,658                       *

Leonard F. Leganza                                                 14,638                       *

Russell G. McMillen                                               108,642                     3.8%

David C. Robinson                                                  22,386                       *

Stedman G. Sweet                                                   80,994                     2.8%

Donald S. Tuttle, III                                              13,063                       *

Donald E. Whitmore, Jr.                                            38,376                     1.3%

All directors and executive officers as a group (9 persons)       318,306 (f)                  11%

*Percentage of class is less than 1%

      (a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days. Unless otherwise indicated, (i) the amounts owned reflect direct beneficial ownership, and (ii) the person indicated has sole voting and investment power. Amounts shown include the number of Common Shares subject to outstanding options under the Company's stock option plans that are exercisable within 60 days. Reported shareholdings include, in certain cases, shares owned by or in trust for a director's or nominee's spouse, and in which all beneficial interest has been disclaimed by the director or the nominee.

      (b) The percentages shown are calculated on the basis that outstanding shares include Common Shares subject to outstanding options under the Company's stock option plans that are exercisable by directors and officers within 60 days.

      (c) Reported shareholdings as of February 14, 1997. Bank of Boston Connecticut, as trustee of the salary plan, will vote the shares of the Company's Common Shares held in this trust in accordance with the directions of the plan participants.

      (d) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 220,200 Common Shares as of February 5, 1997, all of which are owned by advisory clients of Dimensional, none of which, to the knowledge of Dimensional, owns more than 5% of the Common Shares. These shares are held in portfolios of DFA Investment Dimensions Group etc. Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

      (e) According to Amendment No. 1 to Millbrook's Schedule 13D, filed on July 17, 1996, each of Millbrook, MMI, Mr. Dyson, Mr. Ohnell and Elliott is a member of a "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act. According to Amendment No. 5 to Millbrook's Schedule 13D, filed on February 18, 1997, the group owned a total of 268,200, or 9.3%, of the Company's Common Shares as of February 5, 1997. Millbrook, MMI and Dyson each claim beneficial ownership of 178,400 shares and Ohnell claims beneficial ownership of 89,800 shares, representing 6.19% and 3.11%, respectively, of the Common Shares. Elliott claims beneficial ownership of no shares.

      (f) Reported shareholdings include 1,791 shares (less than .1% of the Common Shares) owned by or in trust for a director's or an Executive Officer's spouse, and in which all beneficial interest has been disclaimed by the director or the Executive Officer. Directors and Executive Officers have sole voting and investment powers as to 316,515 shares (11% of the outstanding stock). Also included are stock options for 78,050 shares deemed exercised solely for purposes of showing beneficial ownership by such group.

             COMPLIANCE WITH SECTION 16(A) REPORTING REQUIREMENTS

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the American Stock Exchange. Directors, officers and greater-than-10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no such reports were required for those persons, the Company believes that during fiscal year 1996 all filing requirements applicable to its directors, officers and greater-than-10% beneficial owners were complied with.

                     COMMITTEES OF THE BOARD OF DIRECTORS

      The Company's Board of Directors has four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. During 1996, the Board of Directors had thirteen (13) meetings. Each Director attended at least 75 percent or more of those meetings and the meetings of committees on which he served. During 1996, Mr. Imset attended fewer than 75% of the aggregate number of Board and Committee meetings because of unavoidable commitments. Mr. Imset attended all regularly scheduled meetings but was unable to attend certain special meetings.

      Executive Committee. The Executive Committee, acting with full authority of the Board of Directors, approves minutes, monthly operating reports, capital expenditures, banking matters, and other matters requiring immediate attention. Executive Committee meetings are generally scheduled for each month in which there is no Directors' Meeting. During 1996, five (5) Executive Committee Meetings were held.

      Audit Committee. The Audit Committee is responsible for reviewing and planning the scope of the audit as well as reviewing the Company's financial statements and the results of such audit. During 1996, two (2) Audit Committee Meetings were held.

      Compensation Committee. The Compensation Committee (sometimes referred to as the "Incentive Compensation Committee"), responsible for management compensation and all related matters, and selecting the employees to be granted stock options, had six (6) meetings in 1996.

      Nominating Committee. The Nominating Committee, established in April 1996 to make recommendations to the Board of Directors as to board size and to nominate prospective candidates to serve as Directors, did not meet in 1996. The Nominating Committee will consider candidates recommended by other Directors, employees and shareholders.

      The Company's By-laws provide that shareholders of record who are entitled to vote for the election of Directors may nominate persons for election as Directors only if timely written notice in proper form is received by the Secretary of the Company. To be timely and in proper form under the By-laws, the notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting and must contain prescribed information about the proponent and each nominee, including such information about each nominee as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

      The following information relates to annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 28, 1996, December 30, 1995 and December 31, 1994 of those persons who, at December 28, 1996, were (i) the Chief Executive Officer and (ii) the other two executive officers of the Company (together with the Chief Executive Officer, the "Named Officers").

-----------------------------------------------------------------------------------------------------------------------------------
                                                    ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                           ------------------------------------------------------------------------
                                                                                         AWARDS            PAYOUTS
                                                                               ------------------------------------
                                                                      Other     Restricted   Securities
  Name and Principal                                                 Annual       Shares     Underlying     LTIP      All Other
  Position as of                              Salary      Bonus   Compensation    Awards    Options/SARs   Payouts  Compensation
  December 28, 1996                 Year        ($)        ($)         ($)          ($)          ($)         ($)         ($)
-----------------------------------------------------------------------------------------------------------------------------------
  Stedman G. Sweet                  1996    $210,000(1) $60,120     $1,556         --           --          --      $  1,500(2)
   Director, President              1995    $205,000    $47,646     $1,544         --           --          --      $  1,180(2)
   and CEO                          1994    $198,000    $60,265     $1,562         --           --          --      $  1,180(2)

  Russell G. McMillen(3)            1996    $ 66,257      --        $  322         --           --          --      $130,830(4)
    Director                        1995    $140,000      --        $  772         --           --          --      $130,830(4)
                                    1994    $140,000      --        $  781         --           --          --      $130,830(4)

  Donald E. Whitmore, Jr.           1996    $130,500(5) $21,844     $1,556         --           --          --      $  1,305(2)
   Director, Vice President,        1995    $127,000    $20,703     $1,544         --           --          --      $  1,270(2)
   Treasurer and Secretary          1994    $122,500    $23,086     $1,562         --           --          --      $    730(2)


(1) Mr. Sweet's annual salary was increased to $210,000 as of January 1, 1996.
(2) Mr. Sweet and Mr. Whitmore participated in the Company's 401(k) program and received Company contributions under the provisions of the plan.
(3) Mr. McMillen retired as Chairman of the Company effective April 24, 1996, but continues to serve as a Director.
(4) Mr. McMillen is receiving benefits under the joint and one-half survivor option of the Company's Pension Plan, amounting to $130,830 annually, since he reached age 70 1/2 in 1988 and was required under ERISA to start receiving his accrued benefits.
(5) Mr. Whitmore's annual salary was increased to $130,500 as of January 1, 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                               Number of Securities        Value of
                                                                    Underlying            Unexercised
                                                                    Unexercised          In-the-Money
                                Shares                             Options/SARs          Options/SARs
                              Acquired on       Value              at FY-End(#)        at FY-End (4) (i)
  Name                       Exercise (#)     Realized ($)        All Exercisable       All Exercisable
-----------------------------------------------------------------------------------------------------------
  Stedman G. Sweet              15,000        $67,500(ii)          (1) 15,000            (1) $58,125
  CEO & President                                                  (2) --                (2) --
-----------------------------------------------------------------------------------------------------------
  Donald E. Whitmore, Jr.        3,000        $11,760(iii)         (1) 15,000            (1) $58,125
  Vice President,                                                  (2) --                (2) --
  Treasurer and Secretary
-----------------------------------------------------------------------------------------------------------

(i) Based on the fair market value of the common stock on December 28, 1996 of $13.25 per share and the option exercise prices ranging from $9.08 to $9.375 per share.
(ii) Based on the fair market value of the common stock on February 25, 1997 of $13.875 per share and the option exercise price of $9.375 per share.
(iii) Based on the fair market value of the common stock on February 20, 1997 of $13.00 per share and the option exercise price of $9.08 per share.

               PENSION AND RETIREMENT SUPPLEMENTAL INCOME PLANS

                              RETIREMENT BENEFITS

      The Company maintains a pension plan for salaried employees. Under the plan, the amount of a member's annual normal retirement benefit is equal to one percent (1%) of total annual compensation applicable to each year of service and the sum of one half of one percent (0.5%) of average annual compensation plus one half of one percent (0.5%) of average annual compensation in excess of $10,000, multiplied by years of service not in excess of thirty (30). Average annual compensation means the average of the member's annual compensation for the five (5) consecutive calendar years prior to retirement which result in the highest average.

      As of December 28, 1996, Messrs. Sweet and Whitmore had 36 and 31 years of service, respectively. The estimated annual retirement benefits payable to Messrs. Sweet and Whitmore are $101,546 and $70,916, respectively. These benefits are based on the five year certain form of annuity.

      Since his retirement as Chairman on April 24, 1996, Mr. McMillen has been receiving benefits pursuant to a Deferred Compensation Agreement under which the Company pays him or his surviving spouse $2,561 per month for 180 months. In addition, in the event that a single person or entity or group of persons acting in concert acquire more than 50% of the shares of capital stock of the Company entitled to vote at all meetings of shareholders, then unless Mr. McMillen is a member of such group or a participant in such entity, the benefits payable under this agreement shall immediately become due and payable in full on demand by Mr. McMillen or, if he is not living, by his spouse if she is then living.

      The Company has adopted an unfunded supplemental retirement plan (the "SERP") for the benefit of Mr. Sweet. Under the terms of the SERP, Mr. Sweet will be entitled to receive a monthly retirement benefit equal to the excess of:
(a) the benefit he would have received under the Company's qualified pension plan, determined without regard to the limitations on benefits imposed by the Internal Revenue Code; over (b) the benefit to which he is actually entitled under the Company's qualified pension plan, subject to the limitations on benefits imposed by the Internal Revenue Code. The monthly retirement benefit under the SERP will begin upon Mr. Sweet's retirement at or after reaching age
65. The benefit may also begin on an earlier date at a reduced amount. The benefit will be paid as an annuity over Mr. Sweet's life, with 60 monthly payments guaranteed. However, if Mr. Sweet is married at the time benefits start, the benefits will be actuarially adjusted and will be paid over the joint lives of Mr. Sweet and his wife. The SERP also provides for the payment of benefits in the event of Mr. Sweet's death or disability.

      The Company has adopted an amended and restated unfunded deferred compensation plan (the "DCP") for the benefit of Mr. Sweet. Under the terms of the DCP, Mr. Sweet will commence to receive deferred compensation of $5,000 per month for a period of 180 consecutive months upon reaching age 65. If Mr. Sweet retires prior to age 65, he may commence to receive a reduced deferred compensation at that time, based on compensation of $2,500 per month multiplied by a fraction representing the number of months elapsed between August 1, 1994 and the date of Mr. Sweet's retirement divided by 84. The DCP also provides for the payment of deferred compensation to Mr. Sweet's surviving spouse in the amount of (a) $2,500 per month in the event of Mr. Sweet's death prior to his reaching age 65, or (b) $5,000 per month in the event of his death after reaching age 65.

                                   SIP PLAN

      The Company maintains a savings and investment plan (the "SIP Plan") for salaried employees. A salaried employee who is participating in the SIP Plan may execute a salary reduction agreement requiring the Company to reduce his or her taxable earnings by an amount of from 1% to 18% (but not in excess of $9,500 for calendar year 1996), and to contribute that amount to the SIP Plan. If an employee executes such a salary reduction agreement, the Company will make a matching contribution to the SIP Plan on behalf of the employee. For 1996 the matching contribution equaled 25% of that portion of an employee's salary reduction contribution which did not exceed 4% of his or her earnings. An employee is fully vested in his or her salary reduction contributions and the earnings on those contributions. An employee will become vested in any matching contributions, and the earnings thereon, over a period of years, with full vesting after completing five years of service. Employees who are participating in the SIP Plan may direct that their account balances be invested in either a bond fund, a stock fund, a money market fund, an Eastern common stock fund, or in more than one such investment fund in multiples of 10%.

                             EXECUTIVE BONUS PLAN

      During 1996 the Company maintained an Executive Bonus Plan whereby Executive Officers were eligible to earn a cash bonus of up to 50% of their base salaries calculated exclusively on corporate net per share earnings. All other Vice Presidents and Division Managers were eligible to earn a bonus of up to 50% of their base salaries with 20% of the bonus earned in the same corporate net per share earnings basis. 80% of the bonus was based on earning 3.2% for each 1% that divisional pre-tax earnings exceeded 6% of the divisions net worth. No bonus based on corporate net per share earnings was earned in 1996.

      Effective for 1997, the Executive Bonus Plan has been modified with Executive Officers eligible to earn unlimited bonuses exclusively based on corporate net per share earnings. All other Vice Presidents and Division Managers will be eligible to earn unlimited bonuses with a portion of their bonus based on corporate per share earnings. The major portion of their bonus will be based on their division's or group's return on investment ("ROI"). Once the division's ROI reaches 8%, bonus will be earned at 4.29% of base salary for each 1% increase in ROI.

                                 STOCK OPTIONS

      On April 27, 1983, the stockholders approved the Incentive Stock Option Plan (the "1983 Plan"), which by its terms expired on February 9, 1993. No additional options may be granted under the 1983 Plan. However, options previously granted remain exercisable in accordance with their terms.

      On April 26, 1989, the stockholders approved The Eastern Company 1989 Executive Stock Incentive Plan (the "1989 Plan"), which by its terms will expire either on February 7, 1999 or upon any earlier termination date established by the Board of Directors. The 1989 Plan authorizes the granting of stock options to purchase shares of common stock, no-par value, of the Company. Under the 1989 Plan, incentive stock options may be granted to salaried officers and other key employees of the Company and its subsidiary corporations. The total amount of such common stock which may be issued under options granted under this 1989 Plan shall not exceed in the aggregate 240,000 shares.

      On April 26, 1995, the stockholders approved The Eastern Company 1995 Executive Stock Incentive Plan (the "1995 Plan"), which by its terms will expire either February 8, 2005 or upon any earlier termination date established by the Board of Directors. The 1995 Plan authorizes the granting of incentive stock options and non-qualified stock options to purchase shares of common stock and the granting of shares of restricted stock. The Compensation Committee of the Company's Board of Directors will determine the restrictions which will apply to shares of restricted stock granted under the 1995 Plan. Awards may be granted to salaried officers and other key employees of the Company, whether or not such employees are also serving as directors of the Company. The 1995 Plan also provides for the grant of non-qualified stock options to purchase 11,250 shares of common stock to each non-employee director of the Company upon his or her first election as a director. The total amount of such common stock which may be issued under awards granted under the 1995 Plan shall not exceed in the aggregate 250,000 shares.

      The purchase price of the shares subject to each option granted under the 1983 and 1989 Plans and each incentive stock option granted under the 1995 Plan may not be less than the fair market value of the shares on the date of grant. The purchase price of shares subject to a non-qualified stock option granted under the 1995 Plan, and the price which must be paid to acquire a share of restricted stock granted under the 1995 Plan, will be set by the Compensation Committee of the Company's Board of Directors.

      Incentive stock options generally may not be granted under the 1983, 1989 or 1995 Plans to any employee who owns more than ten percent (10%) of the Company's voting stock at the time of such grant. Incentive stock options must be exercised within ten years, and non-qualified stock options must be exercised within ten years and one month, after being granted. Moreover, options may not be exercised more than three months after termination of employment or termination of service as a director (except in the case of death, disability or a director's retirement after age sixty-five (65), in which event the option may be exercised within one year after death, disability or the director's retirement after age sixty-five (65). Under the 1995 Plan, the three month period is also extended to one year for an employee who terminates employment at or after reaching age sixty-five (65).

      No stock options or shares of restricted stock were granted to the three Executive Officers (including Russell G. McMillen, who has since retired) during 1996. The Company has no stock appreciation rights (SAR) programs in place.

                             DIRECTOR COMPENSATION

      Each director who is not an employee of the Company (an "Outside Director") is paid a director's fee for his services at the rate of $3,000 per year, as well as an attendance fee of $700 per meeting attended. Each Outside Director who is a member of the Audit Committee received an additional $700 for each Committee meeting attended. Compensation Committee members are paid only if a committee meeting is held on a day when no Executive Committee Meeting is held.

      Effective November 13, 1996, Mr. Russell G. McMillen, who has retired from active employment but continues to serve as a Director, was replaced by Leonard
F. Leganza as Chairman of the Executive and Compensation Committees. Mr. McMillen will remain a member of both the Executive and Compensation Committees. Mr. Leganza will be paid in addition to normal Director's fees a $25,000 cash stipend for serving as Chairman.

      Subject to shareholder approval (see The Eastern Company Directors Fee Program - Item 3 in this Proxy Statement) the Board of Directors has adopted The Eastern Company Directors Fee Program. The Program provides that the annual retainer fees and meeting fees for each non-employee member of the Board of Directors of the Company will be paid in Common Shares, rather than in cash.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                      AND CHANGE IN CONTROL ARRANGEMENTS

     Mr. Sweet and Mr. Whitmore each have an Employment Agreement with the Company through April 30, 1998. These Employment Agreements include basic annual compensation and benefits under the Company's other employee benefit programs. Mr. Sweet's and Mr. Whitmore's agreements also specifically include continued participation in the Company's Executive Bonus Plan. If the Company breaches its obligations to an executive during the term of the agreement, then the executive must be paid an amount equal to the sum of the executive's annual salary at the then-current annual rate, and the amount of the benefits he would have earned under the Executive Bonus Plan (if any). If the executive's employment is terminated after a change in control of the Company, then the executive must be paid an amount equal to the executive's total compensation for the prior fiscal year in addition to the amount payable for ordinary breach by the Company. The total amount received after a change of control, however, may not exceed 2.99 times the executive's average annual compensation over the preceding five calendar years.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The members of the Compensation Committee are Mr. McMillen, director and former Chairman of the Company, and outside directors Charles W. Henry, Leonard
F. Leganza and David C. Robinson. The Committee is responsible for setting compensation, the Executive Bonus Plan, stock options and all related matters. The Compensation Committee met six (6) times in 1996.

     The executive compensation program of the Company has been designed to:

       .Support a pay for performance policy that differentiates in compensation based upon corporate, business unit and individual performance.

       .Motivate key senior officers to achieve strategic business initiatives and reward them for their achievement.

       .Provide compensation opportunities which are in line with those offered by comparable companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success.

       .Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in the ownership of common stock.

     At present, the executive compensation program consists of salary, annual cash incentive opportunities and long-term incentive opportunities in the form of stock options.

     As an executive's level of responsibility increases, a greater portion of that individual's potential total compensation opportunity is in the form of the Executive Bonus Plan. This is tied to individual plant and overall corporate profit objectives and stock options which are intended to increase the motivation for an interest in the Company's long-term success as measured by the Company's share price and book value per share.

     Effective January 1, 1996, the Compensation Committee increased the salaries paid to Mr. Stedman G. Sweet, President and Chief Executive Officer, and to Mr. Donald E. Whitmore, Jr., Vice President and Chief Financial Officer, by 2.4% and 2.8%, respectively, based upon the level of achievement in line with the Company's executive compensation program.

                  SHAREHOLDER RETURN PERFORMANCE INFORMATION

     The following graph sets forth the Company's cumulative Total Shareholder Return based upon an initial $100 investment made on December 31, 1991 (i.e., stock appreciation plus dividends during the past five fiscal years) compared to the Wilshire 5000 Index and the S&P Manufacturing Diversified Index. The Company is a manufacturer of locks and diversified hardware engineered for use in industry and underground mining. Consequently, while the S&P Manufacturing Diversified Index being used for comparison is a standard index most closely related to the Company, it does not completely represent the Company's products or market applications. The Wilshire 5000 is a market index made up of 5,000 publicly traded companies, including those having both large and small capitalization.

              [BAR GRAPH OF CUMULATIVE TOTAL RETURN APPEARS HERE]

--------------------------------------------------------------------------------
                       Dec-91    Dec-92    Dec-93    Dec-94    Dec-95    Dec-96
--------------------------------------------------------------------------------
Eastern Company         $100      $123      $146      $163      $159      $179
--------------------------------------------------------------------------------
Wilshire 5000           $100      $109      $121      $121      $165      $200
--------------------------------------------------------------------------------
S&P(R) Manufacturing
(Diversified Index      $100      $108      $132      $136      $192      $264
--------------------------------------------------------------------------------

                            ADDITIONAL INFORMATION

     Any stockholder who intends to present a proposal at the 1998 Annual Meeting of stockholders and desires that it be included in the Company's proxy material must submit to the Company a copy of the proposal on or before October 31, 1997.

                            FORM 10-K ANNUAL REPORT

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 28, 1996 WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST DIRECTED TO DONALD E. WHITMORE, JR., TREASURER AND SECRETARY, THE EASTERN COMPANY,
112 BRIDGE STREET, P.O. BOX 460, NAUGATUCK, CONNECTICUT 06770.

                                OTHER BUSINESS

     Under Connecticut law, no business other than the general purpose or purposes stated in the notice of meeting may be transacted at an annual meeting of shareholders. If any matter within the general purposes stated in the notice of meeting but not specifically discussed herein comes before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote upon such matter in accordance with their best judgment.

     This Proxy Statement and the above Notice are sent by order of the Board of Directors.



                                                    Donald E. Whitmore, Jr.
                                                           Secretary

February 28, 1997

                                    ANNEX A

                      NOMINEES OF MMI INVESTMENTS, L.L.C.

     The Company has been informed that MMI Investments, L.L.C. ("MMI") intends to nominate the persons named below for election as directors at the Annual Meeting. The information set forth below was furnished to the Company by MMI.

1.  John S. Dyson

    Age: 53

    Business Address: RR 1, Box 167D, Wing Road, Millbrook, New York 12545

    Residence Address: Maple Tor Farm, RR 1 , Box 1664, Wing Road, Millbrook, New York 12545

    Principal Occupation or Employment: Chairman and a director of Millbrook Capital Management Inc.

    Number of Shares of Common Stock of The Eastern Company beneficially owned as of February 5, 1997: 178,400

    Other information about nominee: Mr. Dyson is Chairman of Millbrook Capital Management Inc., the Manager of MMI Investments, L.L.C., and its predecessors since 1981. He is also a director of Millbrook Capital Management Inc. From 1994 to 1996, Mr. Dyson served as Deputy Mayor for Finance and Economic Development for the City of New York and currently serves as Chairman of the Mayor's Council of Economic Advisors. Mr. Dyson was Vice Chairman of Dyson-Kissner-Moran Corporation, a family owned investment company, where he worked from 1970 to 1975 at which time he was appointed to the position of Commissioner of the New York State Department of Agriculture. From 1976 to 1979 he served as Commissioner of the New York State Department of Commerce. From 1979 to 1985, Mr. Dyson was Chairman of the New York State Power Authority. Mr. Dyson serves as a Trustee of Cornell University, Morgan Library, Middlesex School and Historic Hudson Valley.

2.  Clay B. Lifflander

    Age: 34

    Business Address: RR 1, Box 167D, Wing Road, Millbrook, New York 12545

    Residence Address: 52 Meeting House Road, Pawling, New York 12564

    Principal Occupation or Employment: President and a director of Millbrook Capital Management Inc.

    Number of Shares of Common Stock of The Eastern Company beneficially owned as of February 5, 1997: None.(1)

    Other information about nominee: From October 1995 to present, Mr. Lifflander has been President and a director of Millbrook Capital Management Inc., the Manager of MMI Investments, L.L.C. From March 1994 to September 1995, Mr. Lifflander was President of the New York City Economic Development Corporation. Previously, Mr. Lifflander was a Managing Director in the Mergers and Acquisitions Group at Smith Barney Inc., where he worked from 1984 to 1994.

3.  George M. Scherer

    Age: 42

    Business Address: 37 Milford Street, Binghamton, New York 13902.

    Residence Address: 9 Pamela Drive, Binghamton, New York 13901.

    Principal Occupation or Employment: President and a director of B. W. Elliott Manufacturing Company Inc.

    Number of Shares of Common Stock of The Eastern Company beneficially owned as of February 5, 1997: None.

    Other information about nominee: From 1982 to present, Mr. Scherer has been President and a director of B. W. Elliott Manufacturing Company, Inc., a corporation engaged primarily in the business of designing and manufacturing flexible shaft products for the industrial, aerospace and commercial markets, and in which Mr. Dyson indirectly holds a major investment. From 1993 to present, Mr. Scherer has been a Director of the Binghamton Mets Baseball Club.





(1)However, Mr. Lifflander serves as President and a director of Millbrook Capital Management Inc., the Manager of MMI Investments, L.L.C., which is the beneficial and record owner of shares of common stock of The Eastern Company. Mr. Lifflander is also a member of MMI Investments, L.L.C. On July 16, 1996, Mr. Lifflander revoked the proxy given to him by Mr. Dyson to vote the shares of capital stock of Millbrook Capital Management Inc. that Mr. Dyson owns.

                                    ANNEX B

                   THE EASTERN COMPANY DIRECTORS FEE PROGRAM


 1. Purpose. The purpose of this Program is to promote the interests of The
    -------
Eastern Company and its shareholders by providing a method whereby the non-employee directors of the Company will become owners of the Company's common stock through the payment of their quarterly retainer fees and meeting fees in shares of Company common stock. The Program will increase the proprietary interest of the non-employee directors in the Company's business and in its continued success and progress, and will encourage qualified individuals to become members of the Board of Directors of the Company.

 2. Definitions. As used herein, the following terms shall have the following
    -----------
meanings:

    (a) Board of Directors shall mean the board of directors of The Eastern Company.

    (b) Company shall mean The Eastern Company.

    (c) Directors' Fees shall mean the sum of the retainer fees payable by the Company or an affiliate of the Company to a Non-employee Director for his services as a non-employee director of the Company or any affiliate of the Company, plus any additional amounts payable to a Non-employee Director for attendance at a meeting or meetings of the Board of Directors of the Company or the board of directors of any affiliate of the Company.

    (d) Eastern Common Stock shall mean the common stock, no par value, of The Eastern Company.

    (e) Fair Market Value shall mean the reported price at which Eastern Common Stock was last traded on the day on which such value is to be determined (or, if there are no reported trades on such day, the last previous day on which there was a reported trade).

    (f) Non-employee Director shall mean a director of The Eastern Company who is not an employee of the Company or any affiliate of the Company.

    (g) Program shall mean The Eastern Company Directors Fee Program.

 3. Administration. In order to administer the issuance of shares of Eastern
    --------------
    Common Stock to Non-employee Directors pursuant to the Program, the Secretary of the Company shall take all steps necessary or desirable to carry out the provisions of the Program. Subject to the express provisions of the Program, the Secretary of the Company shall issue shares of Eastern Common Stock to Non-Employee Directors at the time or times set forth in, and in accordance with the terms of, the Program. Notwithstanding anything else herein to the contrary, however, the Secretary of the Company shall exercise no discretion regarding the administration of the Program, the time or times when shares of Eastern Common Stock will be issued to the Non-employee Directors, or the price at which such shares of Eastern Common Stock will be issued to the Non-employee Directors.

 4. Eligibility. Each Non-employee Director of the Company shall be eligible to
    -----------
    receive shares of Eastern Common Stock in accordance with the terms of the Program.

 5. Issuance of Shares of Eastern Common Stock.
    ------------------------------------------

    (a) As of the last day of each calendar year quarter, the Company shall issue to each Non-employee Director a number of shares of Eastern Common Stock equal to the Directors' Fees payable to the Non-employee Director for services performed from the date of the last previous issuance of shares of Eastern Common Stock under the Program to the last day of the calendar year quarter, divided by the Fair Market Value of Eastern Common Stock as of the last day of the calendar year quarter.

    (b) Notwithstanding the provisions of Section 5(a) of the Program, the Board of Directors (or a committee of two or more non-employee directors of the Company) may, in its sole discretion, elect to issue shares of Eastern Common Stock as of the date of any meeting of the Board of Directors (or any committee meeting of the Board of Directors). In such an event, the Company shall issue to each Non-employee Director a number of shares of Eastern Common Stock equal to the Directors' Fees payable to the Non-employee Director for services performed from the date of the last previous issuance of shares of Eastern Common Stock under the Program to the date of such meeting, divided by the Fair Market Value of Eastern Common Stock as of the date of such meeting. For purposes of this Section 5(b), a committee of two or more non-employee directors shall mean a committee which is appointed by the Board of Directors and which consists of two or more directors who satisfy the requirements of Rule 16b-3(b)(3) issued by the Securities and Exchange Commission (the "SEC"), as such rule may hereafter be amended.

    (c) Fractional shares of Eastern Common Stock shall not be issued to a Non-employee Director under the Program. In lieu of the issuance of a fractional share of Eastern Common Stock, such fractional share will be carried over and will be valued on the basis of the Fair Market Value of Eastern Common Stock as of the next succeeding date on which shares of Eastern Common Stock are issuable under the Program. The value of such fractional share, as so determined, will then be added to the Directors' Fees otherwise payable on such date, and will be paid in shares of Eastern Common Stock in accordance with the provisions of this
        Section 5.

    (d) Shares of Eastern Common Stock issued under the Program shall be fully vested and shall not be subject to any restrictions upon their sale, assignment, transfer or other disposition (other than any restrictions on transferability which are imposed by the securities laws of the United States or any state).

    (e) The Company shall issue to each Non-employee Director a certificate or certificates representing the shares of Eastern Common Stock issued under the Program. Upon issuance of such certificate or certificates, the Non-employee Director shall thereupon be deemed to be a shareholder of the Company with respect to all of the shares of Eastern Common Stock represented by such certificate or certificates. The Non-employee Director shall thereafter have, with respect to such shares of Eastern Common Stock, all of the rights of a shareholder of the Company (including the right to vote the shares of Eastern Common Stock and the right to receive any cash or stock dividends on such shares of Eastern Common Stock).

 6. Securities Law Considerations.
    -----------------------------

    (a) By accepting the issuance of shares of Eastern Common Stock under the terms of the Program, each Non-employee Director represents to the Company that, by virtue of his position with the Company, such Non-employee Director has access to the kind of financial and other information about the Company as would be contained in a registration statement filed under the Securities Act of 1933, as amended (the "Act").

    (b) The provisions of this Section 6(b) shall apply to all shares of Eastern Common Stock issued under the Program, except to the extent that, in the opinion of counsel for the Company, such provisions are not required by the Act or any applicable law, regulation or rule of any governmental agency.

    In the absence of a registration statement under the Act which is effective at the time of the issuance of shares of Eastern Common Stock under the Program, each Non-employee Director, by accepting such shares, represents and agrees for himself and his successors that all shares of Eastern Common Stock acquired pursuant to the Program shall be acquired for investment purposes only and not with a view to further distribution or for purposes of resale in a manner which would require registration under the Act (or any state securities law). Furthermore, each Non-employee Director agrees that the shares, in the absence of such an effective registration statement, may be marked with a legend reading as follows:

    "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act."

    To the extent required by the securities laws, all shares issued under the Program will be marked with the foregoing legend.

 7. Amendment and Discontinuance. The Board of Directors may amend or
    ----------------------------
    discontinue the Program at any time.

 8. Continuance of Service as a Non-employee Director. The Program shall not
    -------------------------------------------------
    impose any obligation on the Company to retain any Non-employee Director as a member of the Board of Directors of the Company or as a member of the board of directors of any affiliate of the Company.

 9. Tax Withholding. The Company shall have the power to withhold, or require a
    ---------------
    Non-employee Director to remit to the Company, an amount sufficient to satisfy any applicable Federal, state or local withholding tax requirements with respect to any shares of Eastern Common Stock issued under the Program. To the extent permitted under applicable tax, securities and other laws, the Company may, in its sole discretion, permit the Non-employee Director to satisfy a tax withholding requirement by directing the Company to so apply shares of Eastern Common Stock issued to the Non-employee Director under the Program.

10. Limits of Liability.
    -------------------

    (a) Any liability of the Company to any Non-employee Director with respect to the issuance of shares of Eastern Common Stock under the Program shall be based solely upon the contractual obligations created by the Program.

    (b) Neither the Company nor any member of the Board of Directors of the Company, nor any other person participating in the administration of the Program, shall have any liability to any party for any action taken or not taken, in good faith, under the Program.

11. Governing Law. The Program shall be construed in accordance with the laws of
    -------------
    the State of Connecticut.

12. Effective Date.
    --------------

    (a) The Program shall become effective as of the date of its adoption by the Board of Directors with respect to directors' fees payable on or after October 1, 1996, provided, however, that the Company's shareholders approve the Program at a meeting held within twelve months of the date of adoption of the Program by the Board of Directors.

    (b) Prior to the approval of the Program by the shareholders of the Company, any certificate or certificates which represent shares issued under the Program shall be deposited in escrow with the Secretary of the Company, together with a stock power or instrument of transfer appropriately endorsed in blank. In the event that the shareholders of the Company approve the Program within twelve months of the date of adoption of the Program by the Board of Directors, the certificate or certificates shall be delivered to the Non-employee Directors. However, if the shareholders of the Company do not approve the Program within twelve months of the date of adoption of the Program by the Board of Directors, the shares issued under the Program shall be forfeited and the certificate or certificates shall be delivered to the Company for cancellation.

    While the certificate or certificates representing shares of Eastern Common Stock are being held by the Secretary of the Company, the Non-employee Director in whose name the certificate or certificates are registered shall have, with respect to such shares, all of the rights of a shareholder of the Company (including the right to vote the shares of Eastern Common Stock and the right to receive any cash or stock dividends on such shares of Eastern Common Stock). However, in the event the shares are forfeited because the shareholders of the Company do not approve the Program within twelve months of the date of its adoption by the Board of Directors, the Non-employee Directors shall forthwith return to the Company all cash or stock dividends received on such shares.

        Dated at Naugatuck, Connecticut this 9th day of October, 1996.


ATTEST:                                            THE EASTERN COMPANY


/s/Donald E. Whitmore,Jr                           By /s/Stedman G. Sweet
Donald E. Whitmore, Jr.                            Stedman G. Sweet
Its Secretary                                      Its President

                                  DETACH HERE


                              THE EASTERN COMPANY
                    112 Bridge Street, Naugatuck, CT 06770
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

   The undersigned hereby appoints John W. Everets, Charles W. Henry and Leonard
F. Leganza, or any one or more of them, true and lawful attorneys and agents, with power of substitution for the undersigned in his name, place and stead, to vote at the Annual Meeting of Stockholders of The Eastern Company on March 26, 1997 and any adjournments thereof, all shares of common stock of said Company which the undersigned would be entitled to vote, if then personally present, as specified on the reverse side of this card on proposals 1 through 4 and in their discretion on all other matters coming before the meeting.

             (Important - To be signed and dated on reverse side)

                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------

                                  DETACH HERE

[X]Please mark
   votes as in
   this example                                                           ++++++
                                                                               +
   This proxy will be voted as directed by the stockholder but if no choice is + specified, it will be voted FOR proposals 1, 2, 3 and AGAINST 4.
--------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR proposals 1, 2, and 3.
--------------------------------------------------------------------------------
   1. Election of directors for 3-year terms:

   Nominees: O. Imset, S. Sweet, D. Tuttle III

             [_]    FOR     [_]    WITHHELD
                    ALL              FROM
                  NOMINEES            ALL
                                   NOMINEES

   [_] ______________________________________
       For all nominees except as noted above

                                     FOR        AGAINST        ABSTAIN
   2. Approval of the appoint-       [_]          [_]            [_]
      ment of auditors (Ernst &
      Young LLP).
                                     FOR        AGAINST        ABSTAIN
   3. Adoption of the Eastern        [_]          [_]            [_]
      Company Directors Fee
      Program.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      The Board of Directors recommends a
                           vote AGAINST proposal 4.
--------------------------------------------------------------------------------
                                     FOR        AGAINST        ABSTAIN
   4. Stockholder proposal           [_]          [_]            [_]
      regarding a non-binding
      recommendation to sell the
      Company.
--------------------------------------------------------------------------------
Two Signatures Needed if Held Jointly.
(IMPORTANT - FILL IN DATE)
Please sign name(s) exactly as it appears herein. When signing as attorney, executor, trustee or in other representative capacity, state in full title.


Signature:_______________ Date:______     Signature:_______________ Date:______